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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement (333-32034).

                                 ARTHUR ANDERSEN
                                 Wirtschaftsprufungsgesellschaft
                                 Steuerberatungsgesellschaft mbH

                                 Nendza              Bolash
                                 Wirtschaftsprufer   Certified Public Accountant

Hamburg, Germany

August 31, 2000